UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 18, 2019

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NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota	55014
(Address of Principal Executive Offices)	(Zip Code)

(763) 225-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At an Annual Meeting of Stockholders of Northern Technologies International Corporation (“NTIC”) held on January 18, 2019, NTIC’s stockholders, upon recommendation of the Board of Directors of NTIC (the “Board”), approved the Northern Technologies International Corporation 2019 Stock Incentive Plan (the “2019 Plan”). The Board previously approved the 2019 Plan, subject to approval by NTIC’s stockholders, on November 16, 2018.

The 2019 Plan became effective immediately upon approval by NTIC’s stockholders and will expire on January 18, 2029, unless terminated earlier by the Board. The 2019 Plan replaced the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan (the “2007 Plan”), and although outstanding awards previously granted under the 2007 Plan will remain outstanding under the 2007 Plan until exercised, expired, paid or otherwise terminated or cancelled, no new awards will be granted under the 2007 Plan. The 2019 Plan permits the Board to grant to eligible employees, non-employee directors and consultants stock options, stock appreciation rights (also known as SARs), restricted stock awards, restricted stock units (also known as RSUs), performance awards, and other stock-based awards.

Subject to adjustment, the maximum number of shares of NTIC common stock authorized for issuance under the 2019 Plan is 400,000 shares, plus up to an additional 419,586 shares of NTIC common stock subject to awards outstanding under the 2007 Plan as of January 18, 2019 that are subsequently forfeited or cancelled or expire or otherwise terminate without the issuance of such shares (and which otherwise may have been returned and available for grant under the terms of the 2007 Plan).

The foregoing summary of the 2019 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2019 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the 2019 Plan can be found in NTIC’s definitive proxy statement for the 2019 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2018.

In connection with the approval of the 2019 Plan, the Board approved forms of option agreements for use in granting stock options under the 2019 Plan. These forms are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 18, 2019, NTIC held an Annual Meeting of Stockholders (the “2019 Annual Meeting”). At the 2019 Annual Meeting, NTIC’s stockholders considered five proposals, each of which is described in more detail in NTIC’s definitive proxy statement for the 2019 Annual Meeting filed with the SEC on November 30, 2018.

The final results of NTIC’s stockholder vote at the 2019 Annual Meeting on each proposal brought before NTIC’s stockholders were as follows:

Proposal No. 1 -	Election of directors, each to serve for a term of one year:

	Votes For	Votes Against/Withheld	Abstain Votes	Broker Non-Votes
Barbara D. Colwell	2,999,029	35,650	0	699,465
Soo-Keong Koh	3,033,419	1,260	0	699,465
Sunggyu Lee, Ph.D.	3,031,169	3,510	0	699,465
G. Patrick Lynch	3,033,419	1,260	0	699,465
Ramani Narayan, Ph.D.	3,032,691	1,988	0	699,465
Richard J. Nigon	3,033,419	1,260	0	699,465
Konstantin von Falkenhausen	3,031,169	3,510	0	699,465

Proposal No. 2 -	Approval of the Northern Technologies International Corporation 2019 Stock Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,996,289	31,212	7,178	699,465

Proposal No. 3 -	Approval, on an advisory basis, of the compensation of NTIC’s named executive officers, as disclosed in NTIC’s proxy statement:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,007,640	18,109	8,930	699,465

Proposal No. 4 -	Ratification of the selection of Baker Tilly Virchow Krause, LLP as NTIC’s independent registered public accounting firm for the fiscal year ending August 31, 2019:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,720,541	12,363	1,240	-

Proposal No. 5 -	Ratification of the filing and effectiveness of the Certificate of Amendment to NTIC’s Restated Certificate of Incorporation filed on January 16, 2018 to increase authorized shares of common stock from 10,000,000 to 15,000,000:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,629,850	66,985	37,309	-

With respect to Proposal One, each of the director nominees was elected by NTIC’s stockholders by the required vote. Each of Proposal Two, Proposal Three, Proposal Four and Proposal Five was approved by NTIC’s stockholders by the required vote.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Certificate of Validation dated January 18, 2019 relating to Certificate of Amendment to the Restated Certificate of Incorporation of Northern Technologies International Corporation dated January 16, 2018 (filed herewith)

10.1	Northern Technologies International Corporation 2019 Stock Incentive Plan (filed herewith)

10.2	Form of Incentive Stock Option Agreement for Northern Technologies International Corporation 2019 Stock Incentive Plan (filed herewith)

10.3	Form of Non-Statutory Stock Option Agreement for Northern Technologies International Corporation 2019 Stock Incentive Plan (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

By:
Matthew C. Wolsfeld
Chief Financial Officer and Corporate Secretary

Dated: January 25, 2019